UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2018 (October 22, 2018)
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SECURITY DEVICES INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)
______________
Delaware
(State or other jurisdiction of incorporation)

333-132456	71-1050654
(Commission File Number)	(IRS Employer Identification Number)
107 Audubon Road, Building 2, Suite 201, Wakefield, Massachusetts 01880
 (Address of principal executive offices)
(978) 868-5011
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 22, 2018, Security Devices International Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with several accredited investors (the “Purchasers”) and Northeast Industrial Partners, LLC as collateral agent for the Purchasers (the “Collateral Agent”) to sell USD $1,275,000 of units (the “Units”), with each $1,000 of Units consisting of (i) a $1,000 10% unsecured convertible promissory note (collectively the “Notes”), convertible into the Company’s Common Stock, par value $.001 per share (the “Common Stock”), and (ii) four thousand (4,000) warrants (the “Warrants”) each exercisable for one share of Common Stock at an exercise price of USD $0.25 per share, in a private placement (the “Private Placement”) pursuant to Regulation D under the Securities Act of 1933 (the “Securities Act”).  The sale of the Units was closed on October 22, 2018.  The net proceeds from the sale of the Units will be used for general corporate purposes and working capital.

Terms of the Notes

The outstanding principal amount of the Notes accrues interest at a rate of 10% per annum, provided that, in the event of default on the Notes, the interest rate will be 15.0% during the period of default.  The maturity date of the Notes is April 15, 2020, which date is subject to optional extension by each Purchaser if a change of control of the Company is announced prior to such date.  Interest on the Notes is payable in arrears on the last day of each April and October while the Notes are outstanding.  The Company has the option to redeem the Notes by paying the Purchasers the Optional Redemption Price as described in the Notes.

Each Note is convertible into Common Stock, at the option of the Purchaser.  Upon such optional conversion, the outstanding principal amount of the Note converts into shares of Common Stock at a conversion price of $0.15 per share, subject to adjustment as set forth in the Notes (the “Note Conversion Price”).  The Company is not required to convert any portion of a Note if doing so results in the Purchaser beneficially owning more than 4.99% of the outstanding Common Stock after giving effect to such conversion, provided that on sixty-one (61) days’ prior written notice from the Purchaser to the Company, that percentage may increase to 19.99%.

Upon a Change of Control (as defined in the Note), an Purchaser may require the Company to redeem all or a portion of a Note, in which case the Company will pay in cash an amount equal to the greater of (a) the sum of (x) the aggregate consideration that the Purchaser would be entitled to receive in connection with the Change of Control if the Purchaser were to fully convert (without giving effect to any limitations on conversion) the outstanding principal of the Note into Common Stock immediately prior to the consummation of such Change of Control, plus (y) any accrued and unpaid interest thereon through but excluding the effective date of the Change of Control and any accrued and unpaid late charges, or (b) an amount equal to the sum of (i) the outstanding principal of the Note plus, (ii) any accrued and unpaid interest thereon through but excluding the effective date of the Change of Control and any accrued and unpaid late charges plus, (iii) an amount equal to 100% of the interest that would have been earned on the Note from the effective date of the Change of Control through the maturity date of the Note.  Notwithstanding any other provision of the Agreement or the Note, the effective interest rate may not exceed 25% per annum.

The Notes contain restrictive covenants which, among other things, restrict the Company’s ability to incur additional indebtedness, grant security interests on its assets or make distributions on or repurchase its common stock.

Although the Notes are unsecured, pursuant to the Agreement, the Purchasers appointed Collateral Agent to act as collateral agent for the Purchasers.  Upon the Springing Lien Date (as defined in the Agreement), the Company will grant to Collateral Agent a security interest in substantially all of its assets, as security for the Company’s obligations under the Notes and the documents executed in connection with the Agreement.

Terms of the Warrants

Each Warrant is exercisable for one share of Common Stock at an exercise price of USD $0.25 per share, on or before the five year anniversary of the issuance.  If the average closing price of the Common Stock is over USD $0.35 per share for a period of 20 consecutive trading days ending after the two year anniversary of the issuance, the Company may give notice to the registered holders of the Warrants accelerating the expiry date to a date not less than 30 days following the date of such notice.

The Notes, the Warrants, and the Common Stock issuable upon conversion of the Notes and/or exercise of the Warrants have not been, and will not be, registered under the Securities Act, and may not be sold, transferred or assigned (i) in the absence of an opinion in a generally acceptable form of counsel, which counsel shall be selected by the holder and be reasonably acceptable to the Company, that registration is not required under the Securities Act or (ii) unless sold pursuant to Rule 144 under the Securities Act.

The foregoing summary of the Agreement, the Notes, the Warrants, and related agreements is qualified in its entirety by the terms of the Agreement and the exhibits thereto (including the form of 10% Unsecured Convertible Note and form of Warrant), attached as Exhibit 10.1 and incorporated herein by reference.

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Agreement, including benefits of the transaction. These forward-looking statements generally are identified by the words “believe”, “project”, “expect”, “anticipate”, “estimate”, “future”, “strategy” , “opportunity”, “plan”, “may”, “should”, “will”, “would”, “will be”, “will continue”, “will likely result”, and similar expressions.  Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.  Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including, but not limited to, the Company’s ability to comply with all the terms and provisions of the Agreement and the documents executed in connection therewith, and general economic conditions.  In addition please refer to the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K.  These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this document.  Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements and the Company assumes no obligation, and does not intend, to update or revise these forward-looking statements, whether as result of new information, future events, or otherwise.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The Company incorporates by reference the discussion included at Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.
The Company incorporates by reference the discussion included at Item 1.01 above.  The Company relied on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act to offer and sell the Notes and the Warrants inasmuch as the offer and sale was made to accredited investors only and the Company did not undertake any form of general solicitation or general advertising.

Item 3.03 Material Modification to Rights of Security Holders.
On November 28, 2017 the Company issued Common Stock Purchase Warrants (“2017 Warrants”) to certain investors.  Each 2017 Warrant is exercisable for one share of Common Stock at an exercise price of USD $0.18 per share on or before the fifth anniversary of the issuance.  The form of 2017 Warrant is attached hereto as Exhibit 4.1 and incorporated herein by reference.

The Company has agreed to amend certain 2017 Warrants pursuant to a form of First Amendment to Common Stock Purchase Warrant (the “Amendment”) attached hereto as Exhibit 4.2 and incorporated herein by reference.  The Amendment provides that the holder of such amended 2017 Warrants may further increase or decrease the Beneficial Ownership Limitation (as defined in the 2017 Warrants) to exceed 9.99%, by providing at least 61 days prior notice of such increase or decrease.

Item 8.01          Other Event

On October 23, 2018, the Company issued a Press Release, attached hereto as Exhibit 99.1, regarding the Private Placement and certain other matters.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant dated November 28, 2017 by and between Security Devices Interntional Inc. and the holders party thereto.
4.2	Form of First Amendment to Common Stock Purchase Warrant issued November 28, 2017, by and between Security Devices International Inc. and the holders party thereto.
10.1	Securities Purchase Agreement dated October 22, 2018 by and among Security Devices International Inc., Northeast Industrial Partners, LLC, and the purchasers party thereto, including exhibits.
99.1	Press Release dated October 23, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SECURITY DEVICES INTERNATIONAL INC.

Date: October 23, 2018	By:	/s/ Dean Thrasher
Dean Thrasher
Executive Chairman